UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2016

The ADT Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip code)

(561) 988-3600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)
On March 15, 2016, The ADT Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the final results of such voting are set forth below. A more complete description of each proposal is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on January 22, 2016.

(b)
Proposal 1. The nominees for election to the Board of Directors of the Company were all elected, each until the next annual meeting of stockholders and until his or her successor is elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas Colligan	136,300,035	1,016,840	299,109	12,521,629
Richard Daly	136,470,283	838,775	306,926	12,521,629
Timothy Donahue	135,706,893	1,606,041	303,050	12,521,629
Robert Dutkowsky	136,327,594	979,288	309,102	12,521,629
Bruce Gordon	119,023,914	18,290,788	301,282	12,521,629
Naren Gursahaney	137,083,745	230,162	302,077	12,521,629
Bridgette Heller	137,100,447	214,518	301,019	12,521,629
Kathleen Hyle	137,079,820	237,435	298,729	12,521,629
Christopher Hylen	136,610,972	703,705	301,307	12,521,629

Proposal 2. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016 was approved based on the following votes:

Votes For	Votes Against	Abstentions
149,910,478	152,398	74,737

Proposal 3. The proposal relating to the advisory vote on compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,167,240	31,236,709	212,035	12,521,629

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2016	THE ADT CORPORATION
By: /s/ N. David Bleisch Name: N. David Bleisch Title: Senior Vice President and Chief Legal Officer